EXHIBIT 99.2

S&W Seed Company
Unaudited Pro Forma Combined Financial Statements

On December 31, 2014, S&W Seed Company ("the Company or S&W") purchased certain alfalfa research and production facility and conventional (non-GMO) alfalfa germplasm assets (and assumed certain related liabilities) of Pioneer Hi-Bred International, Inc. ("DuPont Pioneer") (the "Pioneer Acquisition").

The following unaudited pro forma combined financial information gives effect to the Pioneer Acquisition and is provided for informational purposes only. The unaudited pro forma combined financial information was based on and should be read in conjunction with the (i) historical consolidated financial statements of S&W included in its Annual Report on Form 10-K for the year ended June 30, 2014; (ii) the historical consolidated financial statements of S&W for the three months ended September 30, 2014 included in its Form 10-Q; (iii) and the audited special purpose combined financial statements of the DuPont Pioneer alfalfa business for the nine months ended September 30, 2014 and years ended December 31, 2013 and 2012, respectively.

The unaudited pro forma combined consolidated balance sheet as of September 30, 2014, and the unaudited pro forma combined statements of operations for the year ended June 30, 2014 and three months ended September 30, 2014, are presented herein. The unaudited pro forma combined balance sheet gives effect to the Pioneer Acquisition as if it had been completed on September 30, 2014, and combines the unaudited consolidated balance sheet of S&W and DuPont Pioneer's audited special purpose combined statement of assets to be sold and liabilities to be assumed. The unaudited pro forma combined statements of operations for the year ended June 30, 2014 and three months ended September 30, 2014 give effect to the Pioneer Acquisition as if it had occurred on July 1, 2013.

S&W's fiscal year ended June 30, 2014 and DuPont Pioneer's historical fiscal year was December 31, 2013. The unaudited pro forma combined statements of operations for the year ended June 30, 2014 were prepared using the historical statements of operations of S&W and the special purpose combined statement of revenues and direct expenses of DuPont Pioneer's alfalfa business for the nine months ended September 30, 2014 and year ended December 31, 2013. The DuPont Pioneer alfalfa business's audited results for the year ended December 31, 2013 were adjusted to exclude the six months ended June 30, 2013 and to include the six months ended June 30, 2014 to recast twelve months of operations ending June 30, 2014. The unaudited pro forma combined statements of operations for the three months ended September 30, 2014 were prepared using the historical statements of operations of S&W and DuPont Pioneer alfalfa business's special purpose combined statement of revenues and direct expenses for the nine months ended September 30, 2014. The DuPont Pioneer alfalfa business's audited results for the nine months ended September 30, 2014 were adjusted to exclude the six months ended June 30, 2014 to reflect three months of operations ending September 30, 2014.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisitions, are factually supportable and are expected to have a continuing impact on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements, and is not necessarily indicative of the combined results of operations or financial condition had the acquisitions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future results of operations or financial position of the combined company. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and liabilities assumed and information available as of the date of this Current Report on Form 8-K/A. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

S&W SEED COMPANY
(A NEVADA CORPORATION)
Unaudited Pro Forma Combined Balance Sheet
As of September 30, 2014

	Historical		Pro Forma Adjustments
	S&W Seed					Pro Forma
	Company	Pioneer	Acquisition	Financing	Notes	Combined
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,314,780	$-	$(27,762,112)	$29,127,448	(a),(b),(g),(j)	$3,680,116
Accounts receivable, net	21,492,373	-	-	-		21,492,373
Inventories, net	29,050,403	18,586,000	2,933,376	-	(c)	50,569,779
Prepaid expenses and other current assets	384,131	-	-	-		384,131
Deferred tax asset	1,293,747	-	-	-		1,293,747
TOTAL CURRENT ASSETS	54,535,434	18,586,000	(24,828,736)	29,127,448		77,420,146

Property, plant and equipment, net of accumulated depreciation	10,400,311	3,123,000	3,586,265	-	(d)	17,109,576
Goodwill	4,678,818	-	10,447,735	-	(e)	15,126,553
Other intangibles, net	13,633,946	1,142,000	20,901,000	-	(f)	35,676,946
Crop production costs, net	2,671,114	-	-	-		2,671,114
Deferred tax asset - long term	1,960,042	-	-	-		1,960,042
Debt issuance costs	-	-	-	1,726,543	(g)	1,726,543
Other asset - long term	359,507	-	-	-		359,507
TOTAL ASSETS	$88,239,172	$22,851,000	$10,106,264	$30,853,991		$152,050,427

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$13,439,282	$15,248,000	$6,271,376	$-	(c)	$34,958,658
Accounts payable - related parties	2,526,426	-	-	-		2,526,426
Accrued expenses and other current liabilities	462,697	-	-	-		462,697
Foreign exchange contract liabilities	65,768	-	-	-		65,768
Working capital lines of credit	17,334,726	-	-	-		17,334,726
Current portion of convertible notes	-	-	-	4,655,172	(g)	4,655,172
Current portion of long-term debt	212,606	-	-	-		212,606
TOTAL CURRENT LIABILITIES	34,041,505	15,248,000	6,271,376	4,655,172		60,216,053

Non-compete payment obligation, less current portion	150,000	-	-	-		150,000
Contingent consideration obligation	-	-	2,200,000	-	(h)	2,200,000
Long-term debt, less current portion	4,437,098	-	10,000,000	-	(i)	14,437,098
Convertible notes non-current, net of discount of $4,862,000	-	-	-	17,482,828	(g)	17,482,828
Derivative warrant liabilities	-	-	-	4,862,000	(g)	4,862,000
Deferred tax liability - non-current	98,892	-	-	-		98,892
Other non-current liabilities	21,722	-	-	-		21,722

TOTAL LIABILITIES	38,749,217	15,248,000	18,471,376	27,000,000		99,468,593

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-	-	-		-
Common stock, $0.001 par value; 50,000,000 shares authorized;
11,674,447 issued and 11,649,447 outstanding at September 30, 2014	11,675	-	-	1,294	(j)	12,969
Treasury stock, at cost, 25,000 shares at September 30, 2014	(134,196)	-	-	-		(134,196)
Additional paid-in capital	55,313,934	-	-	4,235,649	(j)	59,549,583
Retained earnings (deficit)	(2,690,659)	-	(762,112)	(382,952)	(b)	(3,835,723)
Other comprehensive loss	(3,010,799)	-	-	-		(3,010,799)
TOTAL STOCKHOLDERS' EQUITY	49,489,955	-	(762,112)	3,853,991		52,581,834
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$88,239,172	$15,248,000	$17,709,264	$30,853,991		$152,050,427

S&W SEED COMPANY
(A NEVADA CORPORATION)
Unaudited Pro Forma Combined Statement of Operations
For the Three Months Ended September 30, 2014

	Historical		Pro Forma Adjustments
	S&W Seed					Pro Forma
	Company	Pioneer	Acquisition	Financing	Notes	Combined

Revenue	$8,164,234	$8,084,970	$(604,571)	$-	(k)	$15,644,633

Cost of revenue	6,850,442	4,625,097	(589,473)	-	(l)	10,886,066

Gross profit	1,313,792	3,459,873	(15,098)	-		4,758,567

Operating expenses
Selling, general and administrative expenses	1,788,425	-	175,000	-	(m)	1,963,425
Research and development expenses	223,359	456,424	-	-		679,783
Depreciation and amortization	319,759	-	370,950	-	(d),(f)	690,709

Total operating expenses	2,331,543	456,424	545,950	-		3,333,917

Income (loss) from operations	(1,017,751)	3,003,449	(561,048)	-		1,424,650

Other expense
Foreign currency (gain) loss	47,741	-	-	-		47,741
Amortization of debt issuance costs	-	-	-	189,486	(g)	189,486
Accretion of debt discount	-	-	-	533,934	(g)	533,934
Interest on covertible notes	-	-	-	391,034	(g)	391,034
Other interest expense, net	246,650	-	75,000	-	(i)	321,650

Net income (loss) before income tax expense (benefit)	(1,312,142)	3,003,449	(636,048)	(1,114,454)		(59,195)
Income tax expense (benefit)	(437,827)	-	792,394	(374,457)	(n)	(19,890)
Net income (loss)	$(874,315)	$3,003,449	$(1,428,442)	$(739,997)		$(39,305)

Net income (loss) per common share:
Basic	$(0.08)					$(0.00)
Diluted	$(0.08)					$(0.00)

Weighted average number of common shares outstanding:
Basic	11,625,115			1,294,000	(j)	12,919,115
Diluted	11,625,115			1,294,000	(j)	12,919,115

S&W SEED COMPANY
(A NEVADA CORPORATION)
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended June 30, 2014

	Historical		Pro Forma Adjustments
	S&W Seed					Pro Forma
	Company	Pioneer	Acquisition	Financing	Notes	Combined

Revenue	$51,533,643	$42,527,646	$(3,251,097)	$-	(k)	$90,810,192

Cost of revenue	41,561,736	33,212,655	(3,539,870)	-	(l)	71,234,521

Gross profit	9,971,907	9,314,991	288,773	-		19,575,671

Operating expenses
Selling, general and administrative expenses	6,815,576	-	700,000	-	(m)	7,515,576
Research and development expenses	840,578	1,646,415	-	-		2,486,993
Depreciation and amortization	1,265,739	-	1,483,800	-	(d),(f)	2,749,539

Total operating expenses	8,921,893	1,646,415	2,183,800	-		12,752,108

Income (loss) from operations	1,050,014	7,668,576	(1,895,027)	-		6,823,563

Other expense
Gain on disposal of fixed assets	(11,921)	-	-	-		(11,921)
Foreign currency gain	(51,571)	-	-	-		(51,571)
Amortization of debt issuance costs	-	-	-	941,130	(g)	941,130
Accretion of debt discount	-	-	-	2,651,919	(g)	2,651,919
Interest on covertible notes	-	-	-	1,855,655	(g)	1,855,655
Other interest expense, net	653,290	-	300,000	-	(i)	953,290

Net income (loss) before income tax expense (benefit)	460,216	7,668,576	(2,195,027)	(5,448,704)		485,061
Income tax expense (benefit)	87,116	-	1,906,629	(1,830,765)	(n)	162,980
Net income (loss)	$373,100	$7,668,576	$(4,101,656)	$(3,617,939)		$322,081

Net income per common share:
Basic	$0.03					$0.03
Diluted	$0.03					$0.02

Weighted average number of common shares outstanding:
Basic	11,572,406			1,294,000	(j)	12,866,406
Diluted	11,733,621			1,294,000	(j)	13,027,621

S&W Seed Company
Notes to Unaudited Pro Forma Combined Financial Statements

Note 1 - Transactions and Purchase Consideration

The Pioneer Acquisition was consummated pursuant to the terms of the Asset Purchase and Sale Agreement (the "Agreement"). The purchase price under the initial Agreement consists of $27 million in cash (payable at closing), a promissory note (the "Note") payable by the Company to DuPont Pioneer in the initial principal amount of $10 million (issued at closing), and a potential earn-out payment (payable as an increase in the principal amount of the Note) of up to $5 million based on S&W sales under the distribution and production agreements entered into in connection with the Pioneer Acquisition, as well as other S&W sales of products containing the acquired germplasm in the three-year period following the closing.

Following the Pioneer Acquisition, DuPont Pioneer retained ownership of its GMO (genetically modified) alfalfa germplasm and related intellectual property assets, as well as the right to develop new GMO-traited alfalfa germplasm. The retained GMO germplasm assets incorporate certain GMO traits that are licensed to DuPont Pioneer from third parties (the "Third Party GMO Traits").

The Pioneer Acquisition transaction documents provide that the Company and DuPont Pioneer shall work towards obtaining the necessary consents from and agreements with third parties to permit the transfer of DuPont Pioneer's GMO assets to the Company. If such third party consents and agreements are obtained before November 30, 2017, the Company has committed to buy, and DuPont Pioneer has committed to sell, the GMO assets for a price of $7.0 million no later than December 29, 2017. Including the potential purchase of the GMO assets, the aggregate purchase price of the Pioneer alfalfa business assets will total up to $49.0 million.

The Pioneer Acquisition has been accounted for as a business combination and the Company valued and recorded all assets acquired and liabilities assumed at their estimated fair values on the date of the Pioneer Acquisition. The purchase price allocation is based on estimated fair value as follows:

Inventory	$21,519,376
Property, plant, and equipment	6,709,265
Distribution agreement	5,050,000
Grower relationships	83,000
Technology/IP - germplasm	12,130,000
Technology/IP - seed varieties	4,780,000
Goodwill	10,447,735
Current liabilities	(21,519,376)
Total acquisition cost allocated	$39,200,000

The purchase price consists of the following:

Cash	$27,000,000
Secured three-year promissory note	10,000,000
Fair value of contingent consideration	2,200,000
Total acquisition cost allocated	$39,200,000

Concurrent with the Pioneer Acquisition, the Company consummated debt and equity financing activities to fund the purchase. The financing activities are summarized as follows:

Secured convertible notes and warrants	$27,000,000
Capitalized debt issuance costs	(1,726,543)
Gross proceeds from sale of common stock	4,658,400
Equity offering costs	(421,457)
Net proceeds from financing activities	$29,510,400

Note 2 - Pro Forma Adjustments

a)   Reflects the surplus of net financing proceeds of $29,510,400, less $27,000,000 of cash paid at closing of the Pioneer Acquisition, less one-time transactions costs (refer to footnote b).

b)   The Company expects to incur approximately $1,145,064 of one-time costs associated with the acquisition and issuance of derivative warrant liabilities. These costs are reflected in the pro forma balance sheet as a reduction of cash and retained earnings at September 30, 2014. These costs are not reflected in the pro forma statements of operations as they are non-recurring in nature and will be reflected in the operating results for the quarter ended December 31, 2014.

c)   Represents the estimated fair value of inventory acquired and related obligations assumed.

d)   Represents the estimated fair value of property, plant and equipment acquired. Depreciation expense is estimated to increase approximately $125,000 per quarter ($500,000 annually) for the assets acquired.

e)   Represents goodwill which is the surplus of the aggregate purchase price of $39,200,000 less the estimated fair values of net assets acquired of $28,752,265.

f)   Represents the estimated fair value of identifiable intangible assets. Amortization expense is estimated to increase approximately $245,950 per quarter ($983,800 annually).

	Estimated
	Useful Life	Estimated
	(Years)	Fair Value

Distribution agreement	20	$5,050,000
Grower relationships	10	83,000
Technology/IP - germplasm	30	12,130,000
Technology/IP - seed varieties	15	4,780,000
Total identifiable intangible assets		$22,043,000

g)   To reflect the $27,000,000 of three year, 8% senior secured convertible debentures issued concurrently with the acquisition, net of debt discount of $4,862,000; and related $1,726,543 of debt issuance costs.

The $4,862,000 of debt discount represents the estimated fair value of the derivative warrant liability. The debt discount will accrete over the term of the convertible notes using the effective interest method to calculate periodic non-cash interest expense. Interest expense is variable using the effective interest methodology and decreases as the convertible notes mature. The non-cash interest expense of $533,934 in the pro forma combined statement of operations represents the estimated non-cash interest expense for the three months ended September 30, 2014 as if the convertible notes had been issued on July 1, 2013. The non-cash interest expense of $2,651,919 in the pro forma combined statement of operations represents the estimated non-cash interest expense for the year ended June 30, 2014 as if the convertible notes had been issued on July 1, 2013.

The debt issuance costs will be amortized over the term of the convertible notes using the effective interest rate method to calculate periodic non-cash interest expense. Interest expense is variable using the effective interest rate methodology and decreases as the convertible notes mature. The non-cash interest expense of $189,486 in the pro forma combined statement of operations represents the estimated non-cash interest expense for the three months ended September 30, 2014 if the convertible notes were issued on July 1, 2013. The non-cash interest expense of $941,130 in the pro forma combined statement of operations represents the estimated non-cash interest expense for the year ended June 30, 2014 if the convertible notes had been issued on July 1, 2013.

h)   Represents the estimated fair value of the contingent consideration included in the aggregate purchase price. The purchase price includes potential earn-out payments of up to $5,000,000 based on certain performance metrics over the three year period following the acquisition. The fair value of $2,200,000 was derived from a weighted average projection based on the estimated probability of achieving certain performance targets.

i)   To reflect the initial $10,000,000 principal amount of the Note payable to DuPont Pioneer issued as part of the total purchase consideration. The principal balance remains outstanding until maturity on December 31, 2017, and 3% interest is paid on an annual basis. Interest expense will increase by $75,000 on a quarterly basis ($300,000 annually) until December 31, 2017.

j)   To reflect proceeds from the sale of 1,294,000 shares of common stock sold in private placement for total gross proceeds of $4,658,400, net of $421,457 in related fees.

k)   DuPont Pioneer's historical revenue reflects sales to end customers, and therefore includes sales price mark-ups for end customer (retail) distribution as well as end customer sales discounts. Going forward, S&W will not realize DuPont Pioneer's historical end customer (retail) price mark-up or incur the end customer sales incentive discounts. The net adjustment reflects the estimated reduction in the average selling price for the shift from end customer to wholesale pricing, net of DuPont Pioneer's end customer discounts.

l)   DuPont Pioneer's historical direct cost of revenue includes sales incentives offered to DuPont Pioneer's internal sales force. S&W will not incur these sales incentive expenses on a go forward basis as S&W did not acquire DuPont Pioneer's sales force and will instead sell alfalfa seed to DuPont Pioneer (on a wholesale basis) under distribution and production agreements.

m)   Represents the estimated increase in selling, general and administrative expenses largely attributable to additional human resource requirements that are not included in the DuPont Pioneer alfalfa business historical financial statements.

n)   To reflect the adjustment to income tax expense assuming a combined Company's effective tax rate of 33.6%.